First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




February 22, 2000


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 404

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-96251 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert W. Bredemeier
Senior Vice President